Exhibit 99.1

Contact: PXRE Group Ltd. Robert P. Myron Chief Financial Officer 441-296-5858 bob.myron@pxre.com	Investors: Citigate Sard Verbinnen Jamie Tully 212-687-8080 jtully@sardverb.com

PXRE Group Ltd. PXRE House 110 Pitts Bay Road, Pembroke HM 08 Bermuda 441 296 5858 441 296 6162 FAX

PXRE GROUP INCREASES ESTIMATES FOR 2005 HURRICANE EVENTS

     Company Announces Intention To Explore Strategic Alternatives

     HAMILTON, Bermuda – (PR Newswire) – February 16, 2006 – PXRE Group Ltd. (NYSE: PXT) announced today that it will be increasing its estimates of the net pre-tax impact of Hurricanes Katrina, Rita and Wilma by an amount between $281 million to $311 million for the year ended December 31, 2005 compared to the high end of our prior announced estimates. Previously, the Company had estimated that the net pre-tax impact of these 2005 Hurricanes would be $462 million to $477 million, reflecting a net pre-tax impact of $383 million for Hurricanes Katrina and Rita and a net pre-tax impact of between $79 million to $94 million for Hurricane Wilma ($75 million to $90 million after tax). For each of Hurricanes Katrina, Rita and Wilma, the foregoing estimates reflect the impact net of reinsurance recoveries, inward and outward reinstatement premiums and additional premiums on the Company’s ceded reinsurance program.

     The Company also announced that it has been notified that these developments will likely have a negative impact on the Company’s current “A-” financial strength ratings.

     Jeffrey L. Radke, President & Chief Executive Officer of PXRE Group, commented, “Our fourth quarter results will reflect the severe losses associated with Hurricane Wilma, as well as significant development on Hurricanes Katrina and Rita. The scope of these storms, our clients’ difficulty in estimating and adjusting their claims, particularly those in our Retrocessional and Direct & Facultative business lines, together with the combination of wind and flood damage from Hurricane Katrina, dramatically increased the challenge of accurately estimating losses immediately following the events.”

     Mr. Radke continued, “PXRE has taken steps that substantially improve our risk profile, including increased reinsurance coverage, reducing our peak zone exposure and reducing our exposure to certain large events and second events through catastrophe bond transactions. In light of these steps and our strong track record, we are disappointed by the expected rating agency action. Although the agencies have acknowledged that we have dramatically reduced the risk in our portfolio, they are of the view that our book of business may be too volatile for a rating in the ‘A’ range.”

     Mr. Radke concluded, “We believe that our strong 23 year track record of managing risk, paying claims and providing underwriting service for our Catastrophe, Retrocessional and Direct and Facultative clients has built a level of trust and confidence in PXRE. We were very pleased with the success of our franchise during the January renewals and the firmer pricing that we achieved. We believe this and the strength of our franchise will allow us to continue trading with many of our clients and brokers without ratings in the ‘A’ range.”

     However, in light of the potential negative impact that adverse rating actions would have on the Company’s future business, PXRE has decided to explore strategic alternatives for the Company and it has retained Lazard as a financial advisor to assist it in this process.

     Given the potential negative impact that adverse rating actions would have on the Company’s future business, the Company is also assessing its ability to fully utilize the tax benefits relating to its net operating losses as of December 31, 2005. As of September 30, 2005, the Company had income tax recoverables of $47.8 million.

About PXRE Group

PXRE – with operations in Bermuda, Europe and the United States – provides reinsurance products and services to a worldwide marketplace. The Company's primary focus is providing property catastrophe reinsurance and retrocessional coverage. The Company also provides marine, aviation and aerospace products and services. The Company's common shares trade on the New York Stock Exchange under the symbol “PXT.”

     Statements in this release that are not strictly historical are forward-looking and are based upon current expectations and assumptions of management. Statements included herein, as well as statements made by or on behalf of PXRE in its communications and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 as amended. These forward-looking statements, identified by words such as “intend,” “believe,” “anticipate,” or “expects” or variations of such words or similar expressions are based on current expectations, speak only as of the date thereof, and are subject to risk and uncertainties. In light of the risks and uncertainties inherent in all future projections, the forward-looking statements in this report should not be considered as a representation by us or any other person that the Company’s objectives or plans will be achieved. The Company cautions investors and analysts that actual results or events could differ materially from those set forth or implied by the forward-looking statements and related assumptions, depending on the outcome of certain important factors including, but not limited to, the following: (i) because of exposure to catastrophes, PXRE’s financial results may vary significantly from period to period; (ii) the Company may be overexposed to losses in certain geographic areas for certain types of catastrophe events; (iii) PXRE operates in a highly competitive environment; (iv) reinsurance prices may decline, which could affect the Company’s profitability; (v) reserving for losses includes significant estimates which are also subject to inherent uncertainties; (vi) a decline in the rating assigned to the Company’s claim-paying ability may impact its potential to write new or renewal business; (vii) a downgrade in the rating of our reinsurance subsidiaries by rating agencies may materially and negatively impact our business and results of operations; (viii) a decline in the Company’s ratings may require us to transfer premiums retained by us into a beneficiary trust or may allow clients to terminate their contract with us; (ix) we may require additional capital in the future; (x) the Company’s investment portfolio is subject to significant market and credit risks which could result in an adverse impact on its financial position or results; (xi) because PXRE depends on a few reinsurance brokers for a large portion of revenue, loss of business provided by them could adversely affect us; (xii) the impact of investigations of broker fee and placement arrangements could adversely impact our ability to write more business; (xiii) the Company has exited the finite reinsurance business, but claims in respect of finite reinsurance could have an adverse effect on the Company’s results of operations; (xiv) our reliance on reinsurance brokers exposes us to their credit risk; (xv) the Company may be adversely affected by foreign currency fluctuations; (xvi) retrocessional reinsurance subjects us to credit risk and may become unavailable on acceptable terms; (xvii) we have virtually exhausted our retrocessional coverage with respect to Hurricane Katrina, leaving us exposed to further losses; (xviii) recoveries under portions of our collateralized facilities are triggered by modeled loss to a notional portfolio, rather than our actual losses arising from a catastrophe event, which creates a potential mismatch between the risks assumed through our inwards reinsurance business and the protection afforded by these facilities; (xix) the Company’s inability to provide necessary collateral to cedents could affect its ability to offer reinsurance in certain markets; (xx) the insurance and reinsurance business is historically cyclical, and the Company may experience periods with excess underwriting capacity and unfavorable premium rates; conversely, PXRE may have a shortage of underwriting capacity when premium rates are strong; (xxi) regulatory constraints may restrict the Company’s ability to operate its business; (xxii) determination by the United States Internal Revenue Service that the Company or its offshore subsidiaries are subject to U.S. taxation could result in a material adverse impact on the Company’s financial position or results; and (xxiii) changes in tax laws, tax treaties, tax rules and interpretations could result in a material adverse impact on the Company’s financial position or results. In addition to the factors outlined above that are directly related to PXRE's business, PXRE is also subject to general business risks, including, but not limited to, adverse state, federal or foreign legislation and regulation, adverse publicity or news coverage, changes in general economic factors, the loss of key employees and other factors set forth in PXRE's SEC filings. The factors listed above should not be construed as exhaustive. Therefore, actual results or outcomes may differ materially from what is expressed or forecasted in such forward-looking statements.

     PXRE undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events (including catastrophe events), or otherwise.